UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2025

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(Address of principal executive offices, including zip code)

(703) 984-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PLUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Sale of Financing Business
On June 20, 2025, ePlus inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Marlin Leasing Corporation, a Delaware corporation (“Buyer”), the Company and Expo Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“HoldCo”), pursuant to which the Buyer will purchase HoldCo, and thereby acquire the Company’s domestic subsidiaries comprising the majority of the Company’s financing business segment (the “Financing Business”), as further described below (the “Transaction”). Upon consummation of the Transaction (the “Closing” and such date that the Closing occurs, the “Closing Date”), the Buyer will pay  initial consideration of approximately $180 million in cash to the Company, which amount will be the sum of (i) the estimated book value of HoldCo as of March 31, 2025, plus (ii) a closing premium payment of $2,418,750 and less (iii) unpaid transaction expenses as of immediately prior to the Closing (together, the “Initial Consideration”). The Initial Consideration is subject to a customary post-Closing adjustment process based on the book value of the assets associated with HoldCo as of the effective time of the Closing (as adjusted, the “Purchase Price”). In addition to the Purchase Price, the Company may earn and receive Holdback Premium (as defined below) payments and two different types of Earn-Out (as defined below) payments based on the post-Closing performance of the HoldCo Group (as defined below), as operated by the Buyer.
The Financing Business, which provides financing of information technology equipment, software and related services, is conducted by certain direct and indirect subsidiaries of the Company (the “Operating Subsidiaries”), including ePlus Group, inc. and ePlus Government, inc., each a Commonwealth of Virginia corporation and a wholly-owned subsidiary of the Company. In order to sell the business to the Buyer in the Transaction, the Company conducted an internal reorganization (the “Reorganization”) whereby ownership of the Operating Subsidiaries was transferred to HoldCo. Additionally, ownership of certain subsidiaries of the Operating Subsidiaries was transferred from the Operating Subsidiaries to the Company. The resulting group of HoldCo and its subsidiaries is referred to as the “HoldCo Group”.
Upon the Closing of the Transaction, the Buyer will purchase 100% of the membership interests of HoldCo from the Company, thereby purchasing the Company’s domestic subsidiaries comprising the majority of the Financing Business. In connection with the Transaction and the Purchase Agreement, the Company and Buyer will enter into a transition services agreement, pursuant to which the Company and Buyer will provide certain transition services to Buyer and the Company, respectively, on a post-Closing basis.
The Company may receive aggregate post-Closing cash payments of up to $2,956,250 (the “Holdback Premium”) based on the achievement of customer lease receivable originations targets by HoldCo (i) from the Closing Date to the 18-month anniversary of the Closing Date and (ii) from the 18-month anniversary of the Closing Date to the 30-month anniversary of the Closing Date.
The two types of earn-out payments that are potentially payable to the Company are based on (i) the volume of originations of certain types of lease receivables (the “Lease Originations Earn-Out”) and (ii) the profitability of certain lease receivables originated either to U.S. federal governmental entities or for which a prime contractor acting on behalf of a government entity is the obligor  (the “Transaction Gains Earn-Out,” and together with the Lease Originations Earn-Out, the “Earn-Outs”). Each of the Earn-Outs will be measured for each of the first three consecutive twelve-month periods following the Closing. The Lease Originations Earn-Out is capped at $10 million in aggregate for all three post-Closing years. The Transaction Gains Earn-Out does not have a maximum cap.
The Closing is subject to satisfaction of certain customary closing conditions, including (i) the receipt of any governmental consents required for the consummation of the Transaction having been obtained, and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) the absence of any law or order enjoining or otherwise prohibiting the Transaction; (iii) the accuracy of the representations and warranties of the other party(ies), subject to materiality standards contained in the Purchase Agreement; (iv) each party having performed in all material respects its respective agreements and covenants under the Purchase Agreement; (v) the absence of a material adverse effect, as defined in the Purchase Agreement, with respect to the Financing Business; (vi) the continued employment of certain key executives of the Financing Business; and (vii) the absence of a pending or threatened legal action seeking to prohibit the Transaction or limit the Company’s ability to sell HoldCo to the Buyer. The Company and Buyer made the applicable filings under the HSR Act in connection with the Transaction and the applicable waiting period has expired.

The Purchase Agreement contains various representations, warranties and covenants of the parties that are customary for a transaction of this nature, including (i) covenants of the Company to not engage in certain specified competitive activities related to the Financing Business in the United States and not to solicit any member of senior management or certain employees of the HoldCo Group, both for a period of three years from and after the Closing Date and subject to certain exceptions, (ii) from the signing of the Purchase Agreement until the Closing (or the Purchase Agreement’s earlier termination), the Company has agreed not to directly or indirectly solicit the possible acquisition of any of the Operating Subsidiaries by a third party,  and (iii) from the date of the Purchase Agreement until the Closing, the Company is required to use commercially reasonable efforts to conduct the HoldCo Group’s business in the ordinary course of business. The representations and warranties made by the parties in the Purchase Agreement are to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. While the Company does not believe that these disclosure schedules contain information that the securities laws require the parties to publicly disclose, other than information that has already been disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Purchase Agreement. Investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties because they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as fact. Further, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Subject to certain limitations, the Company and Buyer have agreed to indemnify each other for losses arising from specified breaches of the Purchase Agreement and certain other liabilities, as set forth in the Purchase Agreement. The indemnification provided by each of the Company and the Buyer for breaches of representations and warranties are subject to customary deductibles and caps and exceptions to such deductibles and caps, including in the case of fraud. Each party’s indemnification obligations for losses to each other for breaches of representations and warranties are further subject to a limitation of the amount of the Purchase Price. The Purchase Agreement provides for customary termination rights that may be exercised by the Company or Buyer, including in the event that the Closing has not occurred on or before December 20, 2025. The Company expects to close the Transaction within the next 60 days.

The foregoing description of the Purchase Agreement contains only a brief description of the material terms and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
Cautionary Language Concerning Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to the anticipated benefits of the Transaction, which is subject to Closing conditions and a number of post-Closing adjustments to the Initial Consideration; our ability to earn and/or receive the Holdback Premium and Earn-Out payments, if any; the timetable for completing the Transaction, which may not be completed in a timely fashion or at all, may disrupt our business operations, and may be more difficult or costly than expected; and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. Forward-looking statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to general conditions in the economy and our industry, including those due to regulatory changes, the ability of the parties to consummate the Transaction, the performance of HoldCo Group, as operated by the Buyer after the Closing, and other important factors disclosed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Current Reports on Form 8-K.

All information set forth in this Current Report on Form 8-K is current as of the date of this release and ePlus undertakes no duty or obligation to update this information either as a result of new information, future events or otherwise, except as required by applicable U.S. securities law.

Item 9.01   Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated June 20, 2025, by and among Marlin Leasing Corporation, ePlus inc., and Expo Holdings, LLC
99.1	Press Release, dated June 23, 2025, issued by ePlus inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601 of Regulation S-K, certain schedules and exhibits were omitted, as well as certain confidential portions of the agreement, by means of marking such portions with brackets (as such confidential portions are not material, are of the type that the Company treats as private and confidential, and/or would be competitively harmful if publicly disclosed). The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: June 22, 2025